Exhibit 1.1



                           ASPEN RACING STABLES, INC.
                             SUBSCRIPTION AGREEMENT

The undersigned hereby subscribed for ____________ shares or common stock $0.001 par value per share (the "Shares"), of ASPEN RACING STABLES, INC., a Nevada corporation (the "Company"), at a purchase price of $0.30 per share, for a total subscription of $_______.

1. To induce the Company to accept this subscription, the undersigned agrees to provide such information and to execute and delivery such document as may be necessary to comply with any and all laws and ordinances to which the Company is subject.

FOR NON-U.S. INVESTORS:

2. By checking this box, I represent that I am not a citizen of the United States, a "Resident Alien" of the United States, or otherwise a "U.S. Person" (FOR INDIVIDUAL INVESTORS ONLY) |_|

3. We represent that NONE of the Shares we are acquiring are being acquired by a "U.S. Person" or by a person or entity that is owned, directly or indirectly, in whole or in part, by a U.S. Person (except to the extent that the indirect ownership by a U.S. Person would not result in the acquiring entity being classified as a U.S. Person under applicable provisions of Regulation S under the Securities Act of 1933, as amended). (FOR CORPORATIONS, PARTNERSHIPS, ESTATES, TRUSTS AND OTHER ENTITIES ONLY)
     |_|

4. We represent that we are not acquiring any of the Shares for the benefit of, or with an intent or under any obligation (including any option or other right) to resell such Shares to, any U.S. Person or any entity that is owned, directly or indirectly, in whole or in part, by any U.S. Person (except to the extent that the indirect ownership by a U.S. Person would not result in the acquiring entity being classified as a U.S. Person under applicable provisions of Regulation S under the Securities Act of 1933, as amended). We represent that we were not solicited for the purchase of Shares while we were in the United States. If we were solicited while in the United States, we are either (x) fiduciaries acting with discretion for persons who are not U.S. Persons or (y) agents acting without discretion for such persons who are also "accredited investors" under Regulation D of the U.S. Securities and Exchange Commission (the "Commission"). We
     represent that we qualify as each of the following: (a) an "accredited investor" within the meaning of Regulation D promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and --- (b) a "qualified purchaser" within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended.

5. We represent that we are fully informed as to the legal and tax requirements within our own country or countries regarding a purchase of Shares.

6. We represent that we or our beneficial owner is not a person, government, country or entity: (i) that is listed in the Annex to, or is otherwise subject to the provisions of, United States Executive Order 13224, as issued on September 24, 2001 ("EO 13224") (which list is published at http://www.treasury.gov/terrorism.html); (ii) whose name appears on the most current U.S. Office of Foreign Assets Control ("OFAC") list of "Specifically Designated Nationals and Blocked Persons" (which list is published on the OFAC website, http://www.treas.gov/ofac); (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any person, government, country or entity listed above. Any funds used by us to invest in the Fund were not, directly or indirectly, derived from activities that may contravene U.S. federal and/or state laws and regulations, including anti-money laundering laws, or that may contravene the anti-money laundering laws of any other jurisdiction.

7. We agree not to transfer any Shares except with the prior consent of the Company. We also agree to notify the Company if we change our citizenship or residence, and we understand that our Shares may be redeemed if we are no longer eligible investors in the Company in order to avoid adverse tax or regulatory consequences to the Company or its other shareholders.

FOR U.S. INVESTORS ONLY:

The undersigned hereby represents and warrants to and covenants with the Company and its officers, directors, agents and employees, as follows:

8. The undersigned is an "accredited investor", as defined in Regulation D as promulgated pursuant to the Security Act of 1933, as amended (the "1933 Act"), and certain state securities laws, and has initialed each of the following definitions which are applicable to the undersigned. The undersigned is (initial at least one):

-------
Initial   i.   A bank as defined in Section  3(a)(2) of the Act,  or any savings and loan  association or other  institution as defined in Section
               3(a)(5)(A)  of  the  Act  whether  acting  in its  individual  or fiduciary  capacity;  any broker or dealer registered pursuant to
               Section 15 of the Securities  Exchange Act of 1934; any insurance company as defined in Section  2(13) of the Act;  any  investment company  registered under the Investment Company Act of 1940 or a business  development  company as defined in Section  2(a)(48) of that Act; any Small Business  Investment  Company licensed by the
               U.S. Small Business Administration under Section 301(c) or (d) of the Small Business  Investment Act of 1958; any plan  established and  maintained by a state,  its political  subdivisions,  or any
               agency   or   instrumentality   of  a  state  or  its   political
               subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

-------
Initial   ii.  A private  business  development  company  as  defined in Section
               202(a)(22) of the Investment Advisors Act of 1940;

-------
Initial   iii. An  organization  described in Section  501(c)(3) of the Internal
               Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

-------
Initial   iv.  A director,  executive officer,  or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

-------
Initial   v.   A natural person whose  individual net worth,  or joint net worth with that person's  spouse,  at the time of his purchase  exceeds
               $1,000,000;

-------
Initial   vi.  A  natural  person  who had an  individual  income  in  excess of
               $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

-------
Initial   vii. A trust,  with total assets in excess of  $5,000,000,  not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

-------
Initial   viii. An entity  in which  all of the  equity  owners  are  accredited investors.


The undersigned acknowledges that the Company may require additional information concerning the undersigned's suitability regarding an investment in the Shares.

9.   The undersigned further represents and warrants to the Company as follows:

     (a) All information heretofore provided by the undersigned to the company in connection with the offering of the Shares is true, complete, and correct in all respects as of the date hereof;

     (b) No representations or warranties have been made to the undersigned by the Company or any officer, employee, shareholder, or representative of the Company, and in entering into this transaction the undersigned is not relying on any representation or warranty of any person;

     (c) The undersigned received or had access to all information that he she, or it considers necessary or advisable to enable him, her, or it to make an informed decision concerning the Shares, and the undersigned has had an opportunity to ask questions of and receive answers from the Company or its designated representative concerning the terms and conditions of this investment, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

     (d) The address set forth above in the Qualified Purchaser Questionnaire is the true and correct residence of the undersigned and he, she, or it has no present intention to become a resident of any other state or jurisdiction;

     (e) The undersigned (if an individual) has adequate means of providing for his or her current needs and possible personal contingencies and he or she has no need for liquidity of his or her investment in the Shares;

10. The undersigned acknowledges that he, she, or it understands the meaning and legal consequences of the representations and warranties contained in Paragraphs 2 and 3 above, and that the Company asked its officers, directors, employees, and agents have relied upon such representations and warranties, and he, she, or it hereby agrees to indemnify and hold harmless the Company and its officers, directors, employees, and agents from and against any and all loss, damage, or liability due to or arising out of a reach of any representation or warranty of the undersigned contained in this Subscription Agreement.

11. Notwithstanding any of the representations, warranties, covenants, acknowledgments, or agreements made herein by the undersigned, the undersigned does not hereby or in any other manner waive any rights granted to him, her or it under federal or state securities law.

12.  All   representations,   warranties,   covenants,   acknowledgements,   and
     agreements contained in this Subscription Agreement, and the indemnification contained in Section 4 above, shall survive the acceptance of this Subscription Agreement by the Company.

13. The undersigned understands that this Subscription Agreement is not binding until the Company accepts it by executing this Subscription Agreement in the space provided below. The Company may elect either to accept or reject this Subscription Agreement in its sole and absolute discretion.

14. The undersigned understands that, prior to acceptance by the Company of this Subscription Agreement, the undersigned has the right to withdraw and cancel this Subscription Agreement without penalty or obligation.

15. This Subscription Agreement is not transferable or assignable by the undersigned.

16.  THIS  SUBSCRIPTION   AGREEMENT  SHALL  BE  GOVERNED  BY  AND  CONSTRUED  IN
     ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CHOICE OR CONFLICT OF LAWS RULES THEREOF OR OF ANY OTHER STATE.

THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE AND SHALL BE TRUE AND CORRECT AS OF THE DATE HEREOF AND SHALL SURVIVE THE DELIVERY AND ACCEPTANCE HEREOF TO THE COMPANY.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of ________________.

SUBSCRIBER:

INDIVIDUALS:




Signature of Subscriber



Printed or Typed Name




*Signature of Spouse




Printed or Typed Name



ALL OTHER ENTITIES:




Name of Entity

Signature of Authorized Person




Printed or Typed Name



ACCEPTED this ____ day of ______________.



By:                        _____________


*Signature of spouse required only if subscribe or spouse is currently residing in one of the following states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Washington, or Wisconsin.